PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 53 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated March 26, 1998                                   Dated February 25, 1999
								Rule 424(b)(3)

				 $120,394,140
		       Morgan Stanley Dean Witter & Co.
			  MEDIUM-TERM NOTES, SERIES C
			    Senior Fixed Rate Notes
			       -----------------

		       6% Reset PERQS due March 15, 2001
			 Mandatorily Exchangeable For
		 Shares of Common Stock of MCI WORLDCOM, INC.

    Reset Performance Equity-linked Redemption Quarterly-pay Securities(SM)
			      ("Reset PERQS(SM)")

The Reset PERQS will pay 6% interest per year but do not guarantee any return of principal at maturity. Instead the Reset PERQS will pay at maturity a number of shares of MCI WorldCom common stock based on the closing prices of MCI WorldCom common stock after one year and at maturity, in each case subject to a cap price.

o The principal amount and issue price of each Reset PERQS is $8.55 which is just under one-tenth of the closing price of MCI WorldCom common stock on February 25, 1999, the day we offered the Reset PERQS for initial sale to the public.

o We will pay 6% interest (equivalent to $0.513 per year) on the $8.55 principal amount of each Reset PERQS. Interest will be paid quarterly, beginning June 15, 1999.

o At maturity you will receive shares of MCI WorldCom common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is one-tenth of a share of MCI WorldCom common stock per Reset PERQS. However, if the price of MCI WorldCom common stock appreciates above the first year cap price for March 15, 2000 or the second year cap price for March 13, 2001, the exchange ratio will be adjusted downward, and you will receive an amount of MCI WorldCom common stock per Reset PERQS that is less than one-tenth of a share.

o The first year cap price is $110.78, or 129% of the closing price of MCI WorldCom common stock on February 25, 1999, the day we offered the Reset PERQS for initial sale to the public. If on March 15, 2000, the price of MCI WorldCom common stock is higher than the closing price of MCI WorldCom common stock on February 25, 1999, we will raise the cap price to 129% of the closing price of MCI WorldCom common stock on March 15, 2000. Otherwise the cap price will remain unchanged in the second year. The maximum you can receive at maturity is MCI WorldCom common stock worth $14.29 per Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in MCI WorldCom common stock.

o MCI WorldCom, Inc. is not involved in this offering of Reset PERQS in any way and will have no financial obligation with respect to the Reset PERQS.

o The Reset PERQS have been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance. The AMEX symbol for the Reset PERQS is "RPW."

You should read the more detailed description of the Reset PERQS in this Pricing Supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Reset PERQS." "Reset Performance Equity-linked Redemption Quarterly-pay Securities" and "Reset PERQS" are our service marks.

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

				   ----------

			  PRICE $8.55 PER RESET PERQS

				   ----------

					    Agent's          Proceeds to
		     Price to Public      Commissions          Company
		     ---------------     -------------     ---------------
Per Reset PERQS..         $8.55              $0.15              $8.40
Total............    $120,394,140.30     $2,112,177.90     $118,281,962.40

If you purchase at least 300,000 Reset PERQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this Pricing Supplement, the price will be $8.4110625 per Reset PERQS (98.375% of the Issue Price). In that case, the underwriting discounts and commissions will be $0.0110625 per Reset PERQS.


			  MORGAN STANLEY DEAN WITTER





		     (This page intentionally left blank)




			 SUMMARY OF PRICING SUPPLEMENT

	       The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

		       The Reset PERQS

Each Reset PERQS       We, Morgan Stanley Dean Witter & Co., are offering 6%
costs $8.55            Reset Performance Equity-linked Redemption Quarterly-pay
		       Securities[SM] ("Reset PERQS[SM]") due March 15, 2001.
		       The principal amount and issue price of each Reset PERQS is $8.55, which is just under one-tenth of the closing price of the common stock of MCI WorldCom, Inc. ("MCI
		       WorldCom Stock") on February 25, 1999, the day we offered the Reset PERQS for initial sale to the public.

No guaranteed return   Unlike ordinary debt securities, the Reset PERQS do not
of principal           guarantee any return of principal at maturity.  Instead
		       the Reset PERQS will pay an amount of MCI WorldCom Stock based on the market price of MCI WorldCom Stock, either up or down, after one year and at maturity, in each case subject to a cap price. Reset PERQS are not equivalent to investing in MCI WorldCom Stock.

6% interest on the     We will pay interest on the Reset PERQS, at the rate of
principal amount       6% of the principal amount per year, quarterly on each
		       March 15, June 15, September 15 and December 15, beginning June 15, 1999. The interest rate we pay on the Reset PERQS is more than the current dividend rate on the MCI WorldCom Stock. The Reset PERQS will mature on
		       March 15, 2001.

Your appreciation      The appreciation potential of each Reset PERQS is
potential is capped    limited in each year by the cap price.  The cap price in
		       year one is $110.78, or 129% of the closing market price of MCI WorldCom Stock on February 25, 1999, the day we offered the Reset PERQS for initial sale to the public
		       ("First Year Cap Price").  The cap price in year two
		       ("Second Year Cap Price") will be the higher of 129% of the closing market price of MCI WorldCom Stock on March
		       15, 2000 and the First Year Cap Price. The maximum you can receive at maturity is MCI WorldCom stock worth
		       $14.29 per Reset PERQS.

		       Payment at Maturity

		       At maturity, for each $8.55 principal amount of Reset PERQS you hold, we will give to you a number of shares of MCI WorldCom Stock equal to the exchange ratio. The initial exchange ratio is one-tenth of a share of MCI WorldCom Stock per Reset PERQS and may be adjusted as follows:

			First Year Adjustment. The exchange ratio will be adjusted downward if the market price of MCI WorldCom Stock exceeds the First Year Cap Price on March 15, 2000.

			The adjusted exchange ratio will be calculated as follows:

	       New      Existing              First Year Cap Price
	     Exchange = Exchange x --------------------------------------------
	      Ratio     Ratio      MCI WorldCom closing price on March 15, 2000

			If the market price of MCI WorldCom Stock on March 15, 2000 is the same as or less than the First Year Cap Price, we will not adjust the exchange ratio at the end of the first year.

			Second Year Adjustment. The exchange ratio may be adjusted downward again at maturity, but only if the market price of MCI WorldCom Stock at maturity exceeds the Second Year Cap Price. The final exchange ratio will then be calculated as follows:

		  Final    Existing             Second Year Cap Price
		Exchange = Exchange  x  --------------------------------------
		 Ratio      Ratio       MCI WorldCom closing price at maturity

			If the market price of MCI WorldCom Stock at maturity is the same as or less than the Second Year Cap Price, we will not adjust the Exchange Ratio at maturity.

		       On the next page, we have provided a table titled "Hypothetical Payments on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.

		       You can review the prices of MCI WorldCom Stock for the last three years in the "Historical Information" section of this Pricing Supplement.

		       During the life of the Reset PERQS, Morgan Stanley & Co. Incorporated ("MS & Co."), acting as calculation agent, will also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of MCI WorldCom Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

		       The Calculation Agent

		       We have appointed MS & Co. to act as calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and the cap prices and calculate the amount of MCI WorldCom Stock that you will receive at maturity.

		       No Affiliation with MCI WorldCom, Inc.

		       MCI WorldCom, Inc. is not an affiliate of ours and is not involved with this offering in any way. The obligations represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter & Co. and not of MCI WorldCom, Inc.

		       More Information on the Reset PERQS

		       The Reset PERQS are senior notes issued as part of our Series C medium-term note program. You can find a general description of our Series C medium-term note program in the accompanying Prospectus Supplement dated March 26, 1998. We describe the basic features of this type of note in the sections called "Description of Reset PERQS-- Fixed Rate Notes" and "--Exchangeable Notes."

		       For a detailed description of terms of the Reset PERQS including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this Pricing Supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors."

		       How to reach us

		       You may contact your local Morgan Stanley Dean Witter branch office or our principal executive offices at 1585 Broadway, New York, New York, telephone number (212) 761-4000.




		   HYPOTHETICAL PAYMENTS ON THE RESET PERQS

	       Based on the Initial MCI WorldCom Price of $85.875 per share of MCI WorldCom Stock, the initial price per Reset PERQS of $8.55, a first year cap of 129% and a second year cap of 129%, the following table illustrates, for a range of First Year Closing Prices and Maturity Prices, the adjustments we would make to the Exchange Ratio, Second Year Cap Prices, the Payments at Maturity based on MCI WorldCom Stock for each $8.55 principal amount of Reset PERQS and the total return including interest payments, based on the interest rate of 6% per annum, for each $8.55 principal amount of Reset PERQS.




		    Initial MCI    Initial                                                                       MCI WorldCom
Initial Price per    WorldCom      Exchange   First Year     First Year      3/15/00 Adjusted   Second Year    Stock Maturity
   Reset PERQS         Price        Ratio      Cap Price   Closing Price      Exchange Ratio     Cap Price        Price(1)
----------------   ------------    --------    ---------   -------------      --------------     ---------        --------
      $8.55           $85.875      0.10000      $110.78       $50.00            0.10000          $110.78           $35.00
      $8.55           $85.875      0.10000      $110.78       $50.00            0.10000          $110.78           $90.00
      $8.55           $85.875      0.10000      $110.78       $50.00            0.10000          $110.78          $125.00
      $8.55           $85.875      0.10000      $110.78      $100.00            0.10000          $129.00           $75.00
      $8.55           $85.875      0.10000      $110.78      $100.00            0.10000          $129.00          $120.00
      $8.55           $85.875      0.10000      $110.78      $100.00            0.10000          $129.00          $150.00
      $8.55           $85.875      0.10000      $110.78      $130.00            0.08521          $167.70           $75.00
      $8.55           $85.875      0.10000      $110.78      $130.00            0.08521          $167.70          $150.00
      $8.55           $85.875      0.10000      $110.78      $130.00            0.08521          $167.70          $175.00
      $8.55           $85.875      0.10000      $110.78      $110.78            0.10000          $142.91          $142.91

						 129% of                                       Greater of (x)
					       Initial MCI                                     129% of First
						WorldCom                                       Year  Closing
						  Price                                        Price and (y)
											     First Year Cap
												   Price

		 Reset PERQS
		  Payment at        Reset PERQS
		   Maturity          Payment at
   Adjusted         Based on        Maturity plus
Exchange Ratio    MCI WorldCom        6% Coupon
 at Maturity          Stock       ("Total Payment")
 -----------      ------------    -----------------
  0.10000            $3.50             $4.54
  0.10000            $9.00            $10.04
  0.08862           $11.08            $12.12
  0.10000            $7.50             $8.54
  0.10000           $12.00            $13.04
  0.08600           $12.90            $13.94
  0.08521            $6.39             $7.43
  0.08521           $12.78            $13.82
  0.08166           $14.29            $15.33
  0.10000           $14.29            $15.33

		 Maturity Price
		     times
		   Adjusted
		    Exchange
		     Ratio


----------
(1) The MCI WorldCom Stock Maturity Price does not include any dividend payments that may have been paid to holders of MCI WorldCom Stock.







				 RISK FACTORS

	       The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of MCI WorldCom Stock, there is no guaranteed return of principal. To the extent that the final market price of MCI WorldCom Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at March 15, 2000, investors will lose money on their investment. Reset PERQS are not equivalent to investing directly in MCI WorldCom Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.

Reset PERQS Are Not                The Reset PERQS combine features of equity
Ordinary Senior Notes --           and debt.  The terms of the Reset PERQS
No guaranteed return of            differ from those of ordinary debt
principal                          securities in that we will not pay you a
				   fixed amount at maturity. Our payment to you at maturity will be a number of shares of MCI WorldCom Stock based on the market price of MCI WorldCom Stock on March 15,
				   2000 and at maturity. If the final market price of MCI WorldCom Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at March 15, 2000, we will pay you an amount of MCI WorldCom
				   Stock with a value less than the principal amount of the Reset PERQS. See
				   "Hypothetical Payments on the Reset PERQS" above.

Your Appreciation                  The appreciation potential of the Reset
Potential Is Limited               PERQS is limited because of the cap
				   prices. Even though the $8.55 issue price of one Reset PERQS is just under today's market price of one share of MCI WorldCom stock multiplied by the initial exchange ratio, you may receive a lessor fractional amount of MCI WorldCom Stock per Reset PERQS at maturity if the initial exchange ratio of one-tenth of a share has been adjusted downwards. If the price of MCI WorldCom
				   Stock appreciates above both the cap price for March 15, 2000 and the cap price for March 13, 2001, the initial exchange ratio of one-tenth of a share of MCI WorldCom
				   Stock per Reset PERQS will be reduced twice.

				   The exchange ratio and the final market
				   price of MCI WorldCom Stock at maturity will be determined on March 13, 2001, which is two trading days prior to maturity of the Reset PERQS. If the price of MCI WorldCom Stock is lower on the actual maturity date than it was on March 13, 2001, the value of any MCI WorldCom Stock you receive will be less. Under no circumstances will you receive an amount of MCI WorldCom Stock for each Reset PERQS worth more than $14.29 as of such second scheduled trading day prior to maturity.

Secondary Trading                  There may be little or no secondary market
May Be Limited                     for the Reset PERQS.  Although the Reset
				   PERQS have been approved for listing on the American Stock Exchange, Inc., it is not possible to predict whether the Reset PERQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. Morgan
				   Stanley & Co. currently intends to act as a market maker for Reset PERQS but is not required to do so.

Market Price of the Reset          Several factors, many of which are beyond
PERQS Influenced by Many           our control, will influence the value of the
Unpredictable Factors              Reset PERQS.  We expect that generally the
				   market price of the MCI WorldCom Stock on any day will affect the value of the Reset
				   PERQS more than any other single factor.
				   Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset PERQS may trade differently from the underlying stock. Other factors that may influence the value of the Reset PERQS include:

				   o  the volatility (frequency and magnitude
				      of changes in price) of the MCI WorldCom
				      Stock

				   o  the dividend rate on MCI WorldCom Stock

				   o economic, financial and political events that affect stock markets generally and which may affect the market price of the MCI WorldCom Stock

				   o  interest and yield rates in the market

				   o the time remaining to the maturity of the Reset PERQS

				   o  our creditworthiness

				   These factors will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of the MCI WorldCom Stock is at, below, or not sufficiently above the initial market price.

				   You cannot predict the future performance of MCI WorldCom Stock based on its historical performance. The price of MCI WorldCom Stock may decrease so that you will receive at maturity shares of MCI WorldCom Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of MCI WorldCom Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with MCI            We are not affiliated with MCI WorldCom,
WorldCom, Inc.                     Inc. ("MCI WorldCom").  We do not have any
				   non-public information about MCI WorldCom as of the date of this Pricing Supplement, although we or our affiliates may presently or from time to time engage in business with MCI WorldCom, including extending loans to, or making equity investments in, MCI
				   WorldCom or providing advisory services to MCI WorldCom, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of MCI WorldCom, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. MCI WorldCom is not involved in the offering of the Reset
				   PERQS in any way and has no obligation to consider your interest as a holder of Reset
				   PERQS in taking any corporate actions that might affect the value of your Reset PERQS.
				   None of the money you pay for the Reset
				   PERQS will go to MCI WorldCom.

You Have No Shareholder            As a holder of Reset PERQS, you will not
Rights                             have voting rights or rights to receive
				   dividends or other distributions or any
				   other rights with respect to the MCI
				   WorldCom Stock.

Limited Antidilution               MS & Co., as calculation agent, will adjust
Adjustments                        the amount payable at maturity for certain
				   events affecting the MCI WorldCom Stock, such as stock splits and stock dividends, and certain other corporate actions involving MCI WorldCom, such as mergers.
				   However, the calculation agent is not
				   required to make an adjustment for every corporate event that can affect the MCI
				   WorldCom Stock. For example, the calculation agent is not required to make any adjustments if MCI WorldCom or anyone else makes a partial tender or partial exchange offer for the MCI WorldCom Stock. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the Reset PERQS may be materially and adversely affected.

Potential Conflicts of Interest    As calculation agent, MS & Co. will
between You and the                calculate the payment to you at maturity of
Calculation Agent                  the Reset PERQS.  MS & Co. and other
				   affiliates may also carry out hedging
				   activities related to Reset PERQS, including trading in MCI WorldCom Stock as well as in other instruments related to MCI WorldCom
				   Stock. MS & Co. and some of our other
				   subsidiaries also trade MCI WorldCom Stock and other financial instruments related to MCI WorldCom Stock on a regular basis as part of their general broker dealer businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to Reset PERQS and, accordingly, could affect your payout on the Reset PERQS.

Tax Treatment                      You should also consider the tax
				   consequences of investing in the Reset
				   PERQS.  There is no direct legal authority
				   as to the proper tax treatment of the Reset
				   PERQS, and therefore significant aspects of
				   the tax treatment of the Reset PERQS are
				   uncertain.  We do not plan to request a
				   ruling from the Internal Revenue Service
				   ("IRS") regarding the tax treatment of the
				   Reset PERQS, and the IRS or a court may not
				   agree with the tax treatment described in
				   this Pricing Supplement.   Please read
				   carefully the section "Description of Reset
				   PERQS--United States Federal Income
				   Taxation" in this Pricing Supplement.



			  DESCRIPTION OF RESET PERQS

	       Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. In this Pricing Supplement, the "Company," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount....................... $120,394,140.30

Maturity Date.......................... March 15, 2001

Interest Rate.......................... 6% per annum (equivalent to $0.513 per
					annum per Reset PERQS)

Interest Payment Dates................. Each March 15, June 15, September 15
					and December 15, beginning June 15,
					1999.

Specified Currency..................... U.S. Dollars

Issue Price............................ $8.55 per Reset PERQS

Initial MCI WorldCom Price............. $85.875

Original Issue Date (Settlement Date).. March 2, 1999

CUSIP.................................. 617446257

Denominations.......................... $8.55 and integral multiples thereof

First Year Cap Price................... $110.78 (129% of the Initial MCI
					WorldCom Price)

First Year Determination Date.......... March 15, 2000 (or if such date is not
					a Trading Day on which no Market
					Disruption Event occurs, the
					immediately succeeding Trading Day on
					which no Market Disruption Event
					occurs)

First Year Closing Price............... First Year Closing Price means the
					product of (i) the Market Price of one
					share of MCI WorldCom Stock and (ii)
					the Exchange Factor, each determined as
					of the First Year Determination Date.

Second Year Cap Price.................. Second Year Cap Price means the greater
					of (x)129% of the First Year Closing
					Price and (y) the First Year Cap Price.
					See "Exchange at Maturity" below.

Maturity Price......................... Maturity Price means the product of (i)
					the Market Price of one share of MCI
					WorldCom Stock and (ii) the Exchange
					Factor, each determined as of the
					second scheduled Trading Day
					immediately prior to maturity.

Exchange at Maturity................... At maturity (including as a result of
					acceleration under the terms of the
					indenture or otherwise), upon delivery
					of each Reset PERQS to the Trustee, we
					will apply each $8.55 principal amount
					of such Reset PERQS as payment for a
					number of shares of MCI WorldCom Stock
					at the Exchange Ratio.  The initial
					Exchange Ratio, initially set at 0.1,
					is subject to adjustment on the First
					Year Determination Date and at maturity
					in order to cap the value of the MCI
					WorldCom Stock to be received upon
					delivery of the Reset PERQS at $14.29
					per principal amount of each Reset
					PERQS (167.13% of the Issue Price).
					Solely for purposes of adjustment upon
					the occurrence of certain corporate
					events, the number of shares of MCI
					WorldCom Stock to be delivered at
					maturity will also be adjusted by an
					Exchange Factor, initially set at 1.0.
					See "Exchange Factor" and "Antidilution
					Adjustments" below.

					If the First Year Closing Price is less
					than or equal to 129% of the Initial
					MCI WorldCom Price (the "First Year Cap
					Price"), no adjustment to the Exchange
					Ratio will be made at such time.  If
					the First Year Closing Price exceeds
					the First Year Cap Price, the Exchange
					Ratio will be adjusted so that the new
					Exchange Ratio will equal the product
					of (i) the existing Exchange Ratio and
					(ii) a fraction the numerator of which
					will be the First Year Cap Price and
					the denominator of which will be the
					First Year Closing Price. In addition,
					on the First Year Determination Date,
					the Calculation Agent will establish
					the "Second Year Cap Price" that will
					be equal to the greater of (x)129% of
					the First Year Closing Price and (y)
					the First Year Cap Price.  Notice of
					the Second Year Cap Price and of any
					such adjustment to the Exchange Ratio
					shall promptly be sent by first-class
					mail to The Depository Trust Company,
					New York, New York (the "Depositary").
					If the Maturity Price is less than or
					equal to the Second Year Cap Price, no
					further adjustment to the Exchange
					Ratio will be made.  If the Maturity
					Price exceeds the Second Year Cap
					Price, the existing Exchange Ratio will
					be adjusted so that the final Exchange
					Ratio will equal the product of (i) the
					existing Exchange Ratio and (ii) a
					fraction the numerator of which will be
					the Second Year Cap Price and the
					denominator of which will be the
					Maturity Price. Please review each
					example in the table called
					"Hypothetical Payments on the Reset
					PERQS" on PS-5.

					All calculations with respect to the
					Exchange Ratios for the Reset PERQS
					will be rounded to the nearest one
					hundred-thousandth, with five
					one-millionths rounded upwards (e.g.
					.876545 would be rounded to .87655);
					all calculations with respect to the
					Second Year Cap Price will be rounded
					to the nearest ten-thousandth, with
					five one-hundred- thousandths rounded
					upwards (e.g. $12.34567 would be
					rounded to $12.3457); and all dollar
					amounts related to payments at maturity
					resulting from such calculations will
					be rounded to the nearest cent with
					one-half cent being rounded upwards.

					We shall, or shall cause the
					Calculation Agent to, (i) provide
					written notice to the Trustee and to
					the Depositary, on or prior to 10:30
					a.m. on the Trading Day immediately
					prior to maturity of the Reset PERQS,
					of the amount of MCI WorldCom Stock to
					be delivered with respect to each $8.55
					principal amount of each Reset PERQS
					and (ii) deliver such shares of MCI
					WorldCom Stock (and cash in respect of
					interest and any fractional shares of
					MCI WorldCom Stock) to the Trustee for
					delivery to the holders.  The
					Calculation Agent shall determine the
					Exchange Ratio applicable at the
					maturity of the Reset PERQS and
					calculate the Exchange Factor.
					References to payment "per Reset PERQS"
					refer to each $8.55 principal amount of
					any Reset PERQS.

No Fractional Shares................... Upon delivery of the Reset PERQS to the
					Trustee at maturity (including as a
					result of acceleration or otherwise),
					we will deliver the aggregate number of
					shares of MCI WorldCom Stock due with
					respect to all of such Reset PERQS, as
					described above, but we will pay cash
					in lieu of delivering any fractional
					share of MCI WorldCom Stock in an
					amount equal to the corresponding
					fractional Market Price of such
					fraction of a share of MCI WorldCom
					Stock as determined by the Calculation
					Agent as of the second scheduled
					Trading Day prior to maturity of the
					Reset PERQS.

Exchange Factor........................ The Exchange Factor will be set
					initially at 1.0, but will be subject
					to adjustment upon the occurrence of
					certain corporate events through and
					including the second scheduled Trading
					Day immediately prior to maturity. See
					"Antidilution Adjustments" below.

Market Price........................... If MCI WorldCom Stock (or any other
					security for which a Market Price must
					be determined) is listed on a national
					securities exchange, is a security of
					The Nasdaq National Market ("NASDAQ
					NMS") or is included in the OTC
					Bulletin Board Service ("OTC Bulletin
					Board") operated by the National
					Association of Securities Dealers, Inc.
					(the "NASD"), the Market Price for one
					share of MCI WorldCom Stock (or one
					unit of any such other security) on any
					Trading Day means (i) the last reported
					sale price, regular way, on such day on
					the principal United States securities
					exchange registered under the
					Securities Exchange Act of 1934, as
					amended (the "Exchange Act"), on which
					MCI WorldCom Stock (or any such other
					security) is listed or admitted to
					trading or (ii) if not listed or
					admitted to trading on any such
					securities exchange or if such last
					reported sale price is not obtainable,
					the last reported sale price on the
					over-the-counter market as reported on
					the NASDAQ NMS or OTC Bulletin Board on
					such day.  If the last reported sale
					price is not available pursuant to
					clause (i) or (ii) of the preceding
					sentence, the Market Price for any
					Trading Day shall be the mean, as
					determined by the Calculation Agent, of
					the bid prices for MCI WorldCom Stock
					(or any such other security) obtained
					from as many dealers in such stock
					(which may include MS & Co. or any of
					our other subsidiaries or affiliates),
					but not exceeding three, as will make
					such bid prices available to the
					Calculation Agent.  A "security of the
					NASDAQ NMS" shall include a security
					included in any successor to such
					system and the term "OTC Bulletin Board
					Service" shall include any successor
					service thereto.

Trading Day............................ A day, as determined by the Calculation
					Agent, on which trading is generally
					conducted on the New York Stock
					Exchange ("NYSE"), the AMEX, the NASDAQ
					NMS, the Chicago Mercantile Exchange,
					and the Chicago Board of Options
					Exchange and in the over-the-counter
					market for equity securities in the
					United States.

Acceleration Event..................... If on any date the product of the
					Market Price per share of MCI WorldCom
					Stock and the Exchange Factor is less
					than $4.00, the maturity date of the
					Reset PERQS will be deemed to be
					accelerated to such date, and we will
					apply each $8.55 principal amount of
					each Reset PERQS as payment for a
					number of shares of MCI WorldCom Stock
					at the then current Exchange Ratio, as
					adjusted by the then current Exchange
					Factor.  See also "Antidilution
					Adjustments" below.

Optional Redemption.................... We will not redeem the Reset PERQS
					prior to the Maturity Date.

Book Entry Note or Certificated Note... Book Entry

Senior Note or Subordinated Note....... Senior

Trustee...............................  The Chase Manhattan Bank

Agent.................................  Morgan Stanley & Co. Incorporated

Calculation Agent.....................  Morgan Stanley & Co. Incorporated and
					its successors ("MS & Co.").

					Because the Calculation Agent is our
					affiliate, potential conflicts of
					interest may exist between the
					Calculation Agent and you as a holder of the Reset PERQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Factor or other antidilution adjustments or determining any Market Price or whether a Market Disruption Event has occurred. See "Antidilution Adjustments" and "Market Disruption Event" below. MS & Co. is obligated to carry out its duties as Calculation Agent in good faith using its reasonable judgment.

Antidilution Adjustments..............  The Exchange Factor will be adjusted as
					follows:

					    1. If MCI WorldCom Stock is subject
					to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of MCI WorldCom Stock.

					    2. If MCI WorldCom Stock is subject
					(i) to a stock dividend (issuance of
					additional shares of MCI WorldCom Stock) that is given ratably to all holders of shares of MCI WorldCom Stock or (ii) to a distribution of MCI WorldCom Stock as a result of the triggering of any provision of the corporate charter of MCI WorldCom, then once the dividend has become effective and MCI WorldCom Stock is trading ex-dividend, the Exchange Factor will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of (i) the number of shares issued with respect to one share of MCI WorldCom Stock and
					(ii) the prior Exchange Factor.

					    3. There will be no adjustments to
					the Exchange Factor to reflect cash
					dividends or other distributions paid
					with respect to MCI WorldCom Stock other than distributions described in clause
					(v) of paragraph 5 below and
					Extraordinary Dividends as described
					below. A cash dividend or other
					distribution with respect to MCI
					WorldCom Stock will be deemed to be an
					"Extraordinary Dividend" if such
					dividend or other distribution exceeds
					the immediately preceding
					non-Extraordinary Dividend for MCI
					WorldCom Stock by an amount equal to at
					least 10% of the Market Price of MCI
					WorldCom Stock (as adjusted for any
					subsequent corporate event requiring an
					adjustment hereunder, such as a stock
					split or reverse stock split) on the
					Trading Day preceding the ex-dividend
					date for the payment of such
					Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to MCI WorldCom Stock, the Exchange Factor with respect to MCI WorldCom Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then current Exchange Factor and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the
					Extraordinary Dividend Amount. The
					"Extraordinary Dividend Amount" with
					respect to an Extraordinary Dividend for MCI WorldCom Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for MCI WorldCom Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the MCI WorldCom Stock described in clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Factor pursuant only to clause (v) of paragraph 5.

					    4. If MCI WorldCom issues rights or
					warrants to all holders of MCI WorldCom
					Stock to subscribe for or purchase MCI
					WorldCom Stock at an exercise price per
					share less than the Market Price of the
					MCI WorldCom Stock on both (i) the date
					the exercise price of such rights or
					warrants is determined and (ii) the
					expiration date of such rights or
					warrants, and if the expiration date of
					such rights or warrants precedes the
					maturity of the Reset PERQS, then the
					Exchange Factor will be adjusted to
					equal the product of the prior Exchange
					Factor and a fraction, the numerator of
					which shall be the number of shares of
					MCI WorldCom Stock outstanding
					immediately prior to the issuance of
					such rights or warrants plus the number
					of additional shares of MCI WorldCom
					Stock offered for subscription or
					purchase pursuant to such rights or
					warrants and the denominator of which
					shall be the number of shares of MCI
					WorldCom Stock outstanding immediately
					prior to the issuance of such rights or
					warrants plus the number of additional
					shares of MCI WorldCom Stock which the
					aggregate offering price of the total
					number of shares of MCI WorldCom Stock
					so offered for subscription or purchase
					pursuant to such rights or warrants
					would purchase at the Market Price on
					the expiration date of such rights or
					warrants, which shall be determined by
					multiplying such total number of shares
					offered by the exercise price of such
					rights or warrants and dividing the
					product so obtained by such Market
					Price.

					    5. If (i) there occurs any
					reclassification of MCI WorldCom Stock,
					(ii) MCI WorldCom or any surviving
					entity or subsequent surviving entity of MCI WorldCom (a "MCI WorldCom
					Successor") has been subject to a
					merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of MCI WorldCom or any MCI WorldCom Successor with another corporation occurs (other than pursuant to clause (ii) above),
					(iv) MCI WorldCom is liquidated, (v) MCI
					WorldCom issues to all of its
					shareholders equity securities of an
					issuer other than MCI WorldCom (other
					than in a transaction described in
					clauses (ii), (iii) or (iv) above) (a
					"Spin-off Event") or (vi) a tender or
					exchange offer or going-private
					transaction is consummated for all the
					outstanding shares of MCI WorldCom Stock
					(any such event in clauses (i) through
					(vi) a "Reorganization Event"), the
					method of determining the amount payable upon exchange at maturity for each Reset PERQS will be adjusted to provide that each holder of Reset PERQS will receive at maturity, in respect of each $8.55 principal amount of each Reset PERQS, securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of MCI WorldCom Stock with respect to which the spun-off security was issued
					(collectively, the "Exchange Property")
					in an amount with a value equal to (a)
					if the Exchange Ratio has not been
					adjusted prior to maturity, the
					Transaction Value or (b) if the Exchange
					Ratio has been adjusted, an amount equal to the product of the final Exchange Ratio and the Transaction Value. In addition, following a Reorganization Event, the method of determining the Maturity Price will be adjusted so that the Maturity Price will mean the Transaction Value as of the second scheduled Trading Day immediately prior to maturity, and if the Reorganization Event occurs prior to the First Year Determination Date, the First Year Closing Price will mean the Transaction Value determined as of the First Year Determination Date. Notwithstanding the above, if the Exchange Property received in any such Reorganization Event consists only of cash, the maturity date of the Reset PERQS will be deemed to be accelerated to the date on which such cash is distributed to holders of MCI WorldCom Stock and holders will receive in lieu of any MCI WorldCom Stock and as liquidated damages in full satisfaction of the Company's obligations under the Reset PERQS the product of (i) the Transaction Value as of such date and
					(ii) the then current Exchange Ratio
					adjusted as if such date were the next
					to occur of either the First Year
					Determination Date or the second
					scheduled Trading Day prior to maturity.
					If Exchange Property consists of more
					than one type of property, holders of
					Reset PERQS will receive at maturity a
					pro rata share of each such type of
					Exchange Property. If Exchange Property
					includes a cash component, holders will
					not receive any interest accrued on such cash component. "Transaction Value" at any date means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of MCI WorldCom Stock, as adjusted by the Exchange Factor, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of MCI WorldCom Stock, as adjusted by the Exchange Factor and (iii) for any security received in any such Reorganization Event, an amount equal to the Market Price, as of the date on which the Transaction Value is determined, per share of such security multiplied by the quantity of such security received for each share of MCI WorldCom Stock, as adjusted by the Exchange Factor.

					For purposes of paragraph 5 above, in
					the case of a consummated tender or
					exchange offer or going-private
					transaction involving Exchange Property
					of a particular type, Exchange Property
					shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going- private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

					No adjustments to the Exchange Factor
					will be required unless such adjustment
					would require a change of at least 0.1%
					in the Exchange Factor then in effect.
					The Exchange Factor resulting from any
					of the adjustments specified above will
					be rounded to the nearest one
					hundred-thousandth with five
					one-millionths being rounded upward.

					No adjustments to the Exchange Factor or method of calculating the Exchange Ratio will be made other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of the MCI WorldCom Stock, including, without limitation, a partial tender or exchange offer for the MCI WorldCom Stock.

					Notwithstanding the foregoing, the
					amount payable by us at maturity with
					respect to each Reset PERQS, determined
					as of the second scheduled Trading Day
					prior to maturity, will not under any
					circumstances exceed an amount of MCI
					WorldCom Stock having a market price of
					$14.29 as of such second scheduled
					Trading Day.

					The Calculation Agent shall be solely
					responsible for the determination and
					calculation of any adjustments to the
					Exchange Factor or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

					The Calculation Agent will provide
					information as to any adjustments to the Exchange Factor or method of calculating the Exchange Ratio upon written request by any holder of the Reset PERQS.

Market Disruption Event...............  "Market Disruption Event" means, with
					respect to MCI WorldCom Stock:

					(i) a suspension, absence or material
					limitation of trading of MCI WorldCom
					Stock on the primary market for MCI
					WorldCom Stock for more than two hours
					of trading or during the one-half hour
					period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for MCI WorldCom Stock as a result of which the reported trading prices for MCI WorldCom Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to MCI WorldCom Stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

					(ii) a determination by the Calculation
					Agent in its sole discretion that the
					event described in clause (i) above
					materially interfered with the ability
					of the Company or any of its affiliates
					to unwind all or a material portion of
					the hedge with respect to the Reset
					PERQS.

					For purposes of determining whether a
					Market Disruption Event has occurred:
					(1) a limitation on the hours or number
					of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,
					(2) a decision to permanently
					discontinue trading in the relevant
					option contract will not constitute a
					Market Disruption Event, (3) limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on MCI WorldCom Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to MCI WorldCom Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to MCI WorldCom Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

MCI WorldCom Stock;
  Public Information .................  MCI WorldCom is one of the largest
					telecommunications companies in the
					United States, serving local, long
					distance and Internet customers
					domestically and internationally. MCI
					WorldCom Stock is registered under the
					Exchange Act. Companies with securities
					registered under the Exchange Act are
					required to file periodically certain
					financial and other information
					specified by the Securities and Exchange
					Commission (the "Commission").
					Information provided to or filed with
					the Commission can be inspected and
					copied at the public reference
					facilities maintained by the Commission
					at Room 1024, 450 Fifth Street, N.W.,
					Washington, D.C. 20549 or at its
					Regional Offices located at Suite 1400,
					Citicorp Center, 500 West Madison
					Street, Chicago, Illinois 60661 and at
					Seven World Trade Center, 13th Floor,
					New York, New York 10048, and copies of
					such material can be obtained from the
					Public Reference Section of the
					Commission, 450 Fifth Street, N.W.,
					Washington, D.C. 20549, at prescribed
					rates. In addition, information provided to or filed with the Commission electronically can be accessed through a Website maintained by the Commission. The address of the Commission's Website is http://www.sec.gov. Information provided to or filed with the Commission by MCI WorldCom pursuant to the Exchange Act of 1934 can be located by reference to Commission file number 0-11258. In addition, information regarding MCI WorldCom may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

					This pricing supplement relates only to
					the Reset PERQS offered hereby and does
					not relate to MCI WorldCom Stock or
					other securities of MCI WorldCom. We
					have derived all disclosures contained
					in this pricing supplement regarding MCI
					WorldCom from the publicly available
					documents described in the preceding
					paragraph. Neither we nor the Agent has
					participated in the preparation of such
					documents or made any due diligence
					inquiry with respect to MCI WorldCom in
					connection with the offering of the
					Reset PERQS. Neither we nor the Agent
					makes any representation that such
					publicly available documents or any
					other publicly available information
					regarding MCI WorldCom are accurate or
					complete. Furthermore, we cannot give
					any assurance that all events occurring
					prior to the date hereof (including
					events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of MCI WorldCom Stock (and therefore the Initial MCI WorldCom Price, the First Year Cap Price and the maximum appreciation amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning MCI WorldCom could affect the value received at maturity with respect to the Reset PERQS and therefore the trading prices of the Reset PERQS.

					Neither we nor any of our affiliates
					makes any representation to you as to
					the performance of MCI WorldCom stock.

					We, or our affiliates, may presently or
					from time to time engage in business
					with MCI WorldCom, including extending
					loans to, or making equity investments
					in, MCI WorldCom or providing advisory
					services to MCI WorldCom, including
					merger and acquisition advisory
					services. In the course of such
					business, we, or our affiliates, may
					acquire non-public information with
					respect to MCI WorldCom and, in
					addition, one or more of our affiliates
					may publish research reports with
					respect to MCI WorldCom. The statement
					in the preceding sentence is not
					intended to affect the right of holders
					of the Reset PERQS under the securities
					laws. As a prospective purchaser of a
					Reset PERQS, you should undertake an
					independent investigation of MCI
					WorldCom as in your judgment is
					appropriate to make an informed decision with respect to an investment in MCI WorldCom Stock.

Historical Information................  The following table sets forth the high
					and low Market Price during 1996, 1997,
					1998 and 1999 through February 25, 1999.
					The Market Price on February 25, 1999
					was $85(7)/(8). We obtained the Market
					Prices listed below from Bloomberg
					Financial Markets and we believe such
					information to be accurate. You should
					not take the historical prices of MCI
					WorldCom Stock as an indication of
					future performance. The price of MCI
					WorldCom Stock may decrease so that you
					will receive at maturity shares of MCI
					WorldCom Stock worth less than the
					principal amount of the Reset PERQS. We
					cannot give you any assurance that the
					price of MCI WorldCom Stock will
					increase so that at maturity you will
					receive an amount in excess of the
					principal amount of the Reset PERQS.
					Because your return is linked to the
					Market Price of MCI WorldCom Stock on
					March 15, 2000 and March 13, 2001, there is no guaranteed return of principal. To the extent that the Maturity Price of MCI WorldCom Stock is less than the Initial MCI WorldCom Price or not sufficiently above the Initial MCI WorldCom Price to compensate for a downward adjustment of the Exchange Ratio, if any, at March 15, 2000 and the shortfall is not offset by the coupon paid on the Reset PERQS, you will lose money on your investment.

	 MCI WorldCom                  High          Low
	 ------------                  ----          ---
(CUSIP 55268B106)
1996
First Quarter.......................   23            16 1/2
Second Quarter......................   27 11/16      21 3/4
Third Quarter.......................   28            18 5/8
Fourth Quarter......................   26 1/16       21 5/8

1997
First Quarter.......................   27 1/2        22
Second Quarter......................   32            21 7/8
Third Quarter.......................   37            29 15/16
Fourth Quarter......................   38 1/16       28 15/16

1998
First Quarter.......................   44 7/16       28 13/16
Second Quarter......................   48 7/16       42 1/4
Third Quarter.......................   56 7/8        40 15/16
Fourth Quarter......................   74 1/4        43 1/8

1999
First Quarter
  (through February 25, 1999).......   85 7/8        69 7/8


					Historical prices have been adjusted for a 2 for 1 stock split of MCI WorldCom stock, which became effective in the third quarter of 1996.

					MCI WorldCom has not paid cash dividends on the MCI WorldCom Stock to date. We make no representation as to the amount of dividends, if any, that MCI WorldCom will pay in the future. In any event, as a holder of the Reset PERQS, you will not be entitled to receive dividends, if any, that may be payable on MCI WorldCom Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the
					sale of the Reset PERQS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Reset PERQS. See also "Use of Proceeds" in the accompanying Prospectus.

					On the date of this Pricing Supplement,
					we, through our subsidiaries or others,
					hedged our anticipated exposure in
					connection with the Reset PERQS by
					taking positions in MCI WorldCom Stock.
					Purchase activity could potentially have increased the price of MCI WorldCom Stock, and therefore effectively have increased the level to which MCI WorldCom Stock must rise before you would receive at maturity an amount of MCI WorldCom Stock worth as much as or more than the principal amount of the Reset PERQS. We, through our subsidiaries, are likely to modify our hedge position throughout the life of the Reset PERQS, including on the First Year Determination Date, by purchasing or selling MCI WorldCom Stock, options on MCI WorldCom Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with our hedging activity. Although we have no reason to believe that our hedging activity had or will have a material impact on the price of MCI WorldCom Stock, we cannot give any assurance that we did not, or in the future will not, affect such price as a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  In order to facilitate the offering of
					the Reset PERQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Reset PERQS or the MCI WorldCom Stock. Specifically, the Agent may overallot in connection with the offering, creating a short position in the Reset PERQS for its own account. In addition, to cover allotments or to stabilize the price of the Reset PERQS, the Agent may bid for, and purchase, the Reset PERQS or the MCI WorldCom Stock in the open market. See "Use of Proceeds and Hedging" above.

					The Agent proposes initially to offer
					the Reset PERQS directly to the public
					at the public offering price set forth
					on the cover page hereof plus accrued
					interest, if any, from the Original
					Issue Date; provided that the price will be $8.4110625 per Reset PERQS and the underwriting discounts and commissions will be $0.0110625 per Reset PERQS for purchasers of greater than or equal to 300,000 Reset PERQS in any single transaction, subject to the holding period requirements described below.

					Delivery of approximately 98.375% of the Reset PERQS to a purchaser of 300,000 or more Reset PERQS at the reduced price (the "Delivered Reset PERQS") will be made on the date of delivery of the Reset PERQS referred to on the cover of this Pricing Supplement. The balance of approximately 1.625% of the Reset PERQS (the "Escrowed Reset PERQS") purchased by each such investor will be held in escrow at MS & Co. for the benefit of the investor and delivered to such investor if the investor and any accounts in which the investor may have deposited any of its Delivered Reset PERQS have held all of the Delivered Reset PERQS for 45 calendar days following the date of the Pricing Supplement or any shorter period deemed appropriate by the Agent. If an investor or any account in which the investor has deposited any of its Delivered Reset PERQS fails to satisfy the holding period requirement, as determined by the Agent, all of the investor's Escrowed Reset PERQS will be forfeited by the investor and not delivered to it. The Escrowed Reset PERQS will instead be delivered to the Agent for sale to investors. This forfeiture will have the effect of increasing the purchase price per Reset PERQS for such investors to 100% of the principal amount of the Reset PERQS. Should investors who are subject to the holding period requirement sell their Reset PERQS once the holding period is no longer applicable, the market price of the Reset PERQS may be adversely affected. See also "Plan of Distribution" in the accompanying Prospectus Supplement.

ERISA Matters for Pension Plans
and Insurance Companies...............  We and certain of our affiliates,
					including MS & Co. and Dean Witter
					Reynolds Inc. ("DWR"), may each be
					considered a "party in interest" within
					the meaning of the Employee Retirement
					Income Security Act of 1974, as amended
					("ERISA"), or a "disqualified person"
					within the meaning of the Internal
					Revenue Code of 1986, as amended (the
					"Code") with respect to many employee
					benefit plans. Prohibited transactions
					within the meaning of ERISA or the Code
					may arise, for example, if the Reset
					PERQS are acquired by or with the assets of a pension or other employee benefit plan with respect to which MS & Co., DWR or any of their affiliates is a service provider, unless the Reset PERQS are acquired pursuant to an exemption from the prohibited transaction rules.

					The acquisition of the Reset PERQS may
					be eligible for one of the exemptions
					noted below if such acquisition:

					(a) (i) is made solely with the assets
					of a bank collective investment fund and
					(ii) satisfies the requirements and
					conditions of Prohibited Transaction
					Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

					(b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

					(c) (i) is made solely with assets
					managed by a qualified professional
					asset manager and (ii) satisfies the
					requirements and conditions of PTCE
					84-14 issued by the DOL;

					(d) is made solely with assets of a
					governmental plan (as defined in Section
					3(32) of ERISA) which is not subject to
					the provisions of Section 401 of the
					Code;

					(e) (i) is made solely with assets of an insurance company general account and
					(ii) satisfies the requirements and
					conditions of PTCE 95-60 issued by the
					DOL; or

					(f) (i) is made solely with assets
					managed by an in-house asset manager and
					(ii) satisfies the requirements and
					conditions of PTCE 96-23 issued by the
					DOL.

					Under ERISA the assets of a pension or
					other employee benefit plan may include
					assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. In addition, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing Reset PERQS should consider the possible implications of owning the MCI WorldCom Stock. Thus, any insurance company, pension or employee benefit plan or entity holding assets of such a plan proposing to invest in the Reset PERQS should consult with its legal counsel prior to such investment.

United States Federal
  Income Taxation.....................  The following summary is based on the
					advice of Davis Polk & Wardwell, special tax counsel to the Company ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to U.S. Holders (as defined below) who are initial holders of the Reset PERQS purchasing the Reset PERQS at the Issue Price, and who will hold the Reset PERQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described herein. This summary does not address all aspects of the U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a Reset PERQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the Reset PERQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

					As used herein, the term "U.S. Holder"
					means an owner of a Reset PERQS that is, for U.S. federal income tax purposes,
					(i) a citizen or resident of the United
					States, (ii) a corporation or other
					entity created or organized under the
					laws of the United States or any
					political subdivision thereof or (iii)
					an estate or trust the income of which
					is subject to United States federal
					income taxation regardless of its
					source.

					General

					Pursuant to the terms of the Reset
					PERQS, the Company and every holder of a Reset PERQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Reset PERQS for all tax purposes as an investment unit consisting of the following components (the "Components"):
					(i) a contract (the "Forward Contract")
					that requires the holder of the Reset
					PERQS to purchase, and the Company to
					sell, for an amount equal to $8.55 (the
					"Forward Price"), the MCI WorldCom Stock at maturity (or, alternatively, upon an earlier redemption of the Reset PERQS), and (ii) a deposit with the Company of a fixed amount of cash to secure the holder's obligation to purchase the MCI WorldCom Stock (the "Deposit"). For this purpose, the Company has determined that, of the quarterly payments on the Reset PERQS, 5.71% is attributable to interest on the Deposit. This determination is based on the Company's judgment as to, among other things, the Company's normal borrowing cost and the value of the Forward Contract. Under this characterization, the remainder of the quarterly payments on the Reset PERQS represents payments attributable to the holders' entry into the Forward Contract (the "Contract Fees"). Furthermore, based on the Company's determination of the relative fair market values of the Components at the time of issuance of the Reset PERQS, the Company will allocate 100% of the Issue Price of the Reset PERQS to the Deposit and none to the Forward Contract. The Company's allocation of the Issue Price among the Components will be binding on a holder of the Reset PERQS, unless such holder timely and explicitly discloses to the Internal Revenue Service (the "IRS") that its allocation is different from the Company's. The treatment of the Reset PERQS described above and the Company's allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Reset PERQS or instruments similar to the Reset PERQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Reset PERQS. Due to the absence of authorities that directly address instruments that are similar to the Reset PERQS, tax counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the Reset PERQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Reset PERQS are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Reset PERQS (including alternative characterizations of the Reset PERQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

					Tax Treatment of the Reset PERQS

					Assuming the characterization of the
					Reset PERQS and the allocation of the
					Issue Price as set forth above, Tax
					Counsel believes that the following U.S.
					federal income tax consequences should
					result.

					Quarterly Payments on the Reset PERQS.
					To the extent attributable to interest
					on the Deposit, quarterly payments on
					the Reset PERQS will generally be
					taxable to a U.S. Holder as ordinary
					income at the time accrued or received
					in accordance with the U.S. Holder's
					method of accounting for U.S. federal
					income tax purposes. Although the
					federal income tax treatment of the
					Contract Fees is uncertain, the Company
					intends to take the position that the
					Contract Fees constitute taxable income
					to the holders at the time accrued or
					received in accordance with the U.S.
					Holder's method of accounting for U.S.
					federal income tax purposes.

					Tax Basis. Based on the Company's
					determination set forth above, the U.S.
					Holder's tax basis in the Forward
					Contract will be zero, and the U.S.
					Holder's tax basis in the Deposit will
					be 100% of the Issue Price.

					Settlement of the Forward Contract. Upon the maturity of the Forward Contract, a U.S. Holder would, pursuant to the Forward Contract, be deemed to have applied the Forward Price toward the purchase of MCI WorldCom Stock, and a U.S. Holder would not recognize any gain or loss with respect to any MCI WorldCom Stock received thereon. With respect to any cash received upon maturity, a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash. Any such gain or loss would generally be capital gain or loss, as the case may be. With respect to any MCI WorldCom Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in such MCI WorldCom Stock equal to the pro rata portion of the Forward Price allocable thereto. The allocation of the Forward Price between cash and MCI WorldCom Stock should be based on the amount of the cash received and the relative fair market value, as of the maturity, of the MCI WorldCom Stock. The U.S. Holder's holding period of any MCI WorldCom Stock received would start on the day after the maturity of the Reset PERQS.

					Sale or Exchange of the Reset PERQS.
					Upon a sale or exchange of a Reset PERQS prior to the maturity of the Reset PERQS, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale or exchange and such U.S. Holder's tax basis in the Reset PERQS so sold or exchanged. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the Reset PERQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the Reset PERQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their tax advisers regarding the treatment of accrued but unpaid Contract Fees upon the sale or exchange of a Reset PERQS.

					The Internal Revenue Service
					Restructuring and Reform Act of 1998
					eliminated the 18-month holding period
					requirement for certain individual
					taxpayers to qualify for the lowest tax
					rate for capital gain. The minimum
					holding period required to qualify for
					the lowest tax rate currently is 12
					months.

					Possible Alternative Tax Treatments of
					an Investment in the Reset PERQS

					Due to the absence of authorities that
					directly address the proper
					characterization of the Reset PERQS, no
					assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Reset PERQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

					If the IRS were successful in asserting
					that the Contingent Payment Regulations
					applied to the Reset PERQS, the timing
					and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield" on the Issue Price. Furthermore, any gain realized with respect to the Reset PERQS would generally be treated as ordinary income.

					Even if the Contingent Payment
					Regulations do not apply to the Reset
					PERQS, other alternative federal income
					tax characterizations or treatments of
					the Reset PERQS are also possible, and
					if applied could also affect the timing
					and the character of the income or loss
					with respect to the Reset PERQS. It is
					possible, for example, that a Reset
					PERQS could be treated as constituting a prepaid forward contract. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Reset PERQS.

					Backup Withholding and Information
					Reporting

					A U.S. Holder of a Reset PERQS may be
					subject to information reporting and to
					backup withholding at a rate of 31
					percent of the amounts paid to the U.S.
					Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, the effective date of the New Regulations (as defined in "United States Federal Taxation -- Backup Withholding" in the accompanying Prospectus Supplement) has been changed so that the New Regulations will apply to payments made after December 31, 1999.